                                                                   Exhibit 10(a)



       Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-141762) pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) March 18, 2008, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 7, 2008, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

                                                 /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 7, 2008